Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 21, 2008 relating to the consolidated financial statements and schedule of Ezenia! Inc. and subsidiaries for the years ended December 31, 2007 and 2006 included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-8 File Nos. 33-96192, 333-85245, 333-44984, 333-75824 and 333-125415.

/s/ VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
March 26, 2008